EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-10993, 333‑100186, 333-106054, 333-106080, and 333-121059 on Form S-3 and Registration Statement Nos. 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333‑113684, 333-121371 on Form S-8 of our reports dated February 25, 2005 (September 26, 2005 as to Note 2) relating to the consolidated financial statements of PNM Resources, Inc. (which express an unqualified opinion and include explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003, and the change in actuarial valuation measurement date for the pension plan and other post-retirement benefits from September 30 to December 31), and our reports dated February 25, 2005 relating to the financial statement schedules and management's report on the effectiveness of internal control over financial reporting appearing in this Current Report on Form 8-K of PNM Resources, Inc.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
September 26, 2005